SCHEDULE TO FORM OF AGREEMENT ENTERED INTO
WITH CERTAIN EXECUTIVE OFFICERS

The Company has entered into Agreements ("Change in Control Agreements") with the following executive officers1:

Executive Officer	Date Agreement Executed
James S. Andrasick	December 11, 2008
Christopher J. Benjamin	December 11, 2008
Norbert M. Buelsing	December 11, 2008
Meredith J. Ching	December 11, 2008
Nelson N. S. Chun	December 11, 2008
Matthew J. Cox	December 11, 2008
W. Allen Doane	December 11, 2008
G. Stephen Holaday	December 11, 2008
Stanley M. Kuriyama	December 11, 2008

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1 This is a listing of those executive officers with Change in Control Agreements; it is not a complete list of the executive officers of Alexander & Baldwin, Inc.